UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2012

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2012, Cambium Learning Group, Inc. (the "Company") entered into a stock purchase agreement with an investor pursuant to its share repurchase program. As previously announced, the Company's board of directors authorized a $5 million share repurchase program through July 5, 2013. The transaction was settled on June 27, 2012 with the Company purchasing 440,373 shares for a total cost of $509,952. The purchase price was set at the 10 day volume-weighted average price on the date of the stock purchase agreement. Upon repurchase these treasury shares are no longer registered under the Securities Act of 1933.

The summary above is not intended to be complete and is qualified in its entirety by reference to the complete text of the stock purchase agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On June 28, 2012, the Company adopted a Rule 10b5-1 plan (the "Plan") with Robert W. Baird & Company, Inc. under which the Company may repurchase its shares at times when the Company might otherwise be precluded from doing so under insider trading laws. This Plan has been established pursuant to, and as part of, the Company's share repurchase program. The timing and extent of the repurchases under the Rule 10b5-1 plan are subject to Securities and Exchange Commission regulations as well as certain price, market volume and timing constraints specified in the plan. The Company will begin repurchasing shares under the terms of the Plan on July 5, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No. Description

10.1 Stock Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

June 28, 2012	By:	/s/ Bradley C. Almond

Name: Bradley C. Almond
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement